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                                                                      EXHIBIT 99

                   TRIBUNE EXECUTIVES JOIN TIMES MIRROR BOARD
          JOHN PUERNER NAMED LOS ANGELES TIMES PRESIDENT AND PUBLISHER
             JOHN CARROLL NAMED EXECUTIVE VICE PRESIDENT AND EDITOR



CHICAGO, Mon., April 24, 2000 - Tribune Company announced the addition of Tribune executives to The Times Mirror Company's board of directors, effective today.

John W. Madigan, Tribune chairman, president and chief executive officer, has become chairman of the Times Mirror board. Mark H. Willes, Times Mirror chairman of the board, president and chief executive officer, has stepped down. Until the Tribune-Times Mirror merger closes, executives who reported to Willes now will report to Efrem Zimbalist III, Times Mirror executive vice president and chief financial officer. Willes will remain on the board. In addition to Madigan, 12 other Tribune executives have joined the Times Mirror board.

"We're pleased to join the Times Mirror board after the successful completion of the tender offer. The transition is proceeding smoothly," said Madigan. "Tribune and Times Mirror share a rich heritage of journalistic excellence. With our combined companies, we will continue the tradition of providing quality news, information and entertainment and serving our local communities."

Tribune currently owns 40 percent of Times Mirror as a result of its recent cash tender offer for shares of the Los Angeles-based company. As previously announced, Tribune and Times Mirror will merge in a cash and stock transaction valued at approximately $8 billion. The transaction will create the nation's premier local-market multimedia company, combining national reach and a major presence in 18 of the nation's top 30 U.S. markets, including New York, Los Angeles and Chicago.

JOHN PUERNER NAMED LOS ANGELES TIMES PRESIDENT AND PUBLISHER

Times Mirror has named John P. Puerner president and publisher of the Los Angeles Times, effective today. Prior to this appointment, Puerner was president, publisher and chief executive officer of Orlando Sentinel Communications. Puerner succeeds Kathryn M. Downing, who served as publisher of the Los Angeles Times since June 1999 and president and chief executive officer since March 1998.

"John is a highly skilled newspaper executive who believes deeply in great journalism," said Jack Fuller, Tribune Publishing president. "I have worked with him for more than a decade and
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have the highest confidence in his ability and his commitment to the values of candor, courage, community leadership and financial strength that are the underpinning of everything we do."

Puerner, 48, joined Tribune Company in 1979 and held various corporate financial roles, including controller, director of planning and assistant treasurer. In 1988, he joined the Chicago Tribune as a strategic projects director in circulation, until being named director of circulation administration in February 1989. From November 1989 to September 1993, Puerner served as Chicago Tribune vice president and director of marketing and development. In 1993, he was named Orlando Sentinel Communications president and CEO and publisher of The Orlando Sentinel. Puerner holds a bachelor's degree and an MBA from the University of Colorado.

JOHN CARROLL NAMED LOS ANGELES TIMES EXECUTIVE VICE PRESIDENT AND EDITOR

Times Mirror announced that John S. Carroll, senior vice president and editor of The Baltimore Sun and vice president of Times Mirror, has been named executive vice president and editor of the Los Angeles Times, effective today. He succeeds Michael Parks, who was named editor and senior vice president of the Los Angeles Times in 1997 and named to executive vice president in 1998.

"John is one of the country's most respected editors who has a long and distinguished record of making very good newspapers even better," said Puerner. "I'm very pleased that he will be joining us at the Los Angeles Times to continue the newspaper's tradition of journalistic excellence."

Carroll, 58, has served as senior vice president and editor of The Baltimore Sun since 1991. He was appointed vice president of Times Mirror in 1998. From 1979 to 1991, Carroll worked at the Lexington (Ky.) Herald and later the Lexington Herald-Leader in several executive roles, including editor, vice president and executive vice president. Before that, he held several editor positions at the Philadelphia Inquirer from 1972 to 1979. From 1966 to 1972, Carroll worked at The Baltimore Sun as a local reporter, Vietnam correspondent, Middle East correspondent and White House correspondent. He began his newspaper career in 1963 as a state staff reporter for the Providence (R.I.) Journal-Bulletin. From May 1964 to May 1966, Carroll served in the U.S. Army. He holds a bachelor's degree from Haverford College, and he was a Nieman Fellow at Harvard University and a Visiting Journalist Fellow at Queen Elizabeth House-Oxford University.

TRIBUNE EXECUTIVES JOINING TIMES MIRROR BOARD

In addition to Madigan, 12 other Tribune executives today join Times Mirror's board: Philip B. Doherty, Tribune Publishing vice president/finance; Dennis J. FitzSimons, Tribune executive vice president and Tribune Broadcasting president; Jack Fuller, Tribune Publishing president; David J. Granat, Tribune vice president/treasurer; Donald C. Grenesko, Tribune senior vice president/finance and administration; David D. Hiller, Tribune senior vice president/development; Crane H. Kenney, Tribune vice president/general counsel and secretary; Timothy J. Landon, Tribune Interactive vice president/business development; Luis E. Lewin, Tribune vice president/human resources; R. Mark Mallory, Tribune vice president and controller; Ruthellyn



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Musil, Tribune vice president/corporate relations; and James E. O'Dell, Tribune
Publishing vice president/operations and systems.

The Tribune-Times Mirror merger is subject to satisfaction of certain conditions, including approval of Tribune and Times Mirror shareholders and the expiration of a 30-day waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. That 30-day waiting period is scheduled to expire on April 26, 2000.

Tribune expects to complete the merger in the second or third quarter of 2000.

This news release does not constitute an offer to sell or a solicitation of an offer to buy Tribune common stock. Such an offer may be made only pursuant to a prospectus in compliance with the Securities Act of 1933. All stockholders should read the joint proxy statement/prospectus concerning the merger and related transactions that will be filed with the Securities and Exchange Commission and mailed to stockholders of Tribune and Times Mirror. The joint proxy statement/prospectus will contain important information that stockholders should consider before making any decision regarding the merger and related transactions. After it is filed, the joint proxy statement/prospectus, as well as other filings containing information about Tribune and Times Mirror, can be obtained from the SEC's Internet site (http://www.sec.gov). In addition, the joint proxy statement/prospectus and other documents Tribune has filed with the SEC may be obtained from Tribune by directing a request to: Tribune Company, 435 N. Michigan Ave., 6th Floor/Corporate Relations, Chicago, Ill. 60611,
Attention: Investor Relations Contact.

TRIBUNE (NYSE: TRB) is a leading media company with operations in television and radio broadcasting, publishing, interactive and education. It is an industry leader in venture partnerships with new-media companies. In 2000, for the third straight year, Tribune ranked No. 1 among its industry peers in Fortune magazine's list of most-admired companies in America. More information on Tribune is available on the Internet: http://www.tribune.com. Earnings and other news releases also can be accessed by calling 1-800-757-1694.

TIMES MIRROR (TMC - New York and Pacific stock exchanges), a Los Angeles-based news and information company, publishes the Los Angeles Times, Newsday, The Baltimore Sun, The Hartford Courant, The Morning Call, The (Stamford) Advocate and Greenwich Time. In professional information, Jeppesen is a leading provider of print and electronic flight information services, and Times Mirror Magazines publishes leading consumer magazines, including Field & Stream, Popular Science, GOLF Magazine and Outdoor Life. More information about Times Mirror is available on the company's Web site, www.tm.com.

LOS ANGELES TIMES The Los Angeles Times, winner of 24 Pulitzer Prizes, is the largest metropolitan daily newspaper in the country. It publishes four daily regional editions--covering the Los Angeles metropolitan area, the San Fernando Valley, and Orange and Ventura counties--as well as a National Edition. The Times' Web site, latimes.com, is one of the leading sources for national and international news and information on the World Wide Web, and the primary source of news and information for and about Southern California.


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TRIBUNE MEDIA CONTACT:                  INVESTOR CONTACT:
Katherine Sopranos                      Ruthellyn Musil
312/222-4204 (Office)                   312/222-3787 (Office)
312/222-1573 (Fax)                      312/222-1573 (Fax)
ksopranos@tribune.com                   rmusil@tribune.com

LOS ANGELES TIMES MEDIA CONTACT:
Martha Goldstein
213/237-3727 (Office)
213/237-2998 (Fax)
martha.goldstein@tm.com